Exhibit 10.17

Execution copy

AMENDMENT AGREEMENT

TO THE SECURITIES AGENCY AGREEMENT

THIS AMENDMENT AGREEMENT TO THE SECURITIES AGENCY AGREEMENT (this “Amendment Agreement”) dated as of May 24, 2006 is entered into by and among THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture (as defined herein) (the “Trustee”), JSC TuranAlem Securities, a Kazakhstan joint stock company incorporated under the laws of Kazakhstan, No. 14024-1910-T00, broker-dealer license No. 0401200159, as Securities Agent in the Republic of Kazakhstan (the “Securities Agent”), and TRANSMERIDIAN EXPLORATION INC. (“TME”), an international business company incorporated under the laws of the British Virgin Islands and BRAMEX MANAGEMENT, INC. (“Bramex”), an international business company incorporated under the laws of the British Virgin Islands (Bramex, together with TME, the “Issuer”).

RECITALS

WHEREAS, the Trustee, the Issuer and certain guarantors have entered into an Indenture dated as of December 12, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) pursuant to which TME issued on December 12, 2005, its Senior Secured Notes due 2010 in the aggregate principal amount of $250,000,000 (the “Initial Notes”);

WHEREAS, to provide for the mechanism of securing the obligations of the Issuer under the Notes and the Indenture, the Trustee, the Securities Agent and the Issuer have entered into the Securities Agency Agreement dated as of January 3, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Securities Agency Agreement”);

WHEREAS, the Trustee, the Issuer and certain guarantors have entered into the Second Supplemental Indenture as of the date hereof (the “Second Supplemental Indenture”), to amend and supplement the Indenture to provide for the issuance of an additional aggregate principal amount of $40,000,000 of the Issuer’s Senior Secured Notes due 2010 (the “Additional Notes”, and together with the Initial Notes, the “Notes”);

WHEREAS, Section 9(e) of the Securities Agency Agreement authorizes the Trustee, the Securities Agent and the Issuer to amend or supplement the Securities Agency Agreement;

NOW THEREFORE, to comply with the provisions of the Securities Agency Agreement and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Securities Agent and the Issuer mutually covenant and agree with the Trustee as follows:

SECTION 1

PROVISIONS OF THE SECURITIES AGENCY AGREEMENT

Except insofar as otherwise expressly provided in Section 2 hereof, all the definitions, provisions, terms and conditions of the Securities Agency Agreement shall remain in full force and effect. The Securities Agency Agreement is in all respects ratified and confirmed, and the Securities Agency Agreement as supplemented and amended by this Amendment Agreement shall be read, taken and considered as one and the same instrument for all purposes. Upon and after the execution of this Amendment Agreement, each reference in the Securities Agency Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the “Agreement” shall be a reference to the Securities Agency Agreement as modified hereby.

SECTION 2

AMENDMENTS TO THE SECURITIES AGENCY AGREEMENT

The first paragraph of the recitals to the Securities Agency Agreement shall be amended and restated to read as follows:

“The Trustee, the Issuer and certain guarantors have entered into an Indenture dated as of December 12, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) pursuant to which the Issuer issued on December 12, 2005 its Senior Secured Notes due 2010 in the aggregate principal amount of $250,000,000 and will issue an additional aggregate principal amount of $40,000,000 of the Issuer’s Senior Secured Notes due 2010 on or before June 9, 2006 (collectively, the “Notes”);”

SECTION 3

EFFECTIVENESS OF AMENDMENT

3.1 This Amendment Agreement shall become effective, and shall bind the parties hereto, upon:

3.1.1 its execution by the Issuer, the Securities Agent and the Trustee, and

3.1.2 delivery by TME to the Trustee of written notice that the issuance and sale of Additional Notes (the “Offering”) has been consummated on or before June 9, 2006.

3.2 Notwithstanding the foregoing, in the event that the Offering is not consummated by TME on or before June 9, 2006, the amendments to the Securities Agency Agreement contained in Section 2 hereof shall not become operative and shall not bind the Issuer, the Securities Agent or the Trustee and this Amendment Agreement shall lapse automatically and be of no further force or effect.

SECTION 4

GOVERNING LAW

This Amendment Agreement shall be construed in accordance with and governed by the laws of the State of New York (without reference to conflict of laws). The parties agree that any suit for the enforcement of this Amendment Agreement may be brought in the courts of the State of New York or any federal court sitting in the Borough of Manhattan in New York, New York and consent to the nonexclusive jurisdiction of such court.

SECTION 5

COUNTERPART ORIGINALS

This Amendment Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

SECTION 6

EFFECT OF HEADINGS

The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 7

DISPUTE RESOLUTION

7.1 The Parties shall make attempts to settle disputes hereunder amicably through good faith negotiations within thirty (30) days from the moment of submission of a written notice about such dispute by one Party to the other Party. If such negotiations are not successful a dispute, controversy or claim arising out of or relating to this Amendment Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration.

7.2 Each of the Parties hereby irrevocably agrees that, if any dispute, claim or disagreement arises from or in connection with this Amendment Agreement (or any supplement, modification or addition thereto, including as to the terms or conditions of the execution, breach, termination or invalidity hereof or thereof) (together, Disputes) and the negotiations referred to in Clause 7.1 are not successful, such Dispute shall be submitted to arbitration. Disputes submitted to arbitration shall be conducted in English and be resolved by arbitration in London by the Arbitration Court of the International Chamber of Commerce (the Arbitration Court) in accordance with the rules of the Arbitration Court, which rules are deemed to be incorporated by reference into this Clause. The tribunal shall consist of three arbitrators, one appointed by each of the Parties with the third being agreed between the first two arbitrators but, in the absence of agreement between them, shall be appointed by the Arbitration Court. All decisions of the Arbitration Court shall be binding on the Parties and the Dispute shall be considered finally settled under the rule of the Arbitration Court by the said arbitrators.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered as of the day and year first above written.

THE BANK OF NEW YORK, Not in its individual capacity but solely as Trustee under the Indenture

By:	/s/ Luis Perez

Name: Luis Perez

Title: Assistant Vice President

TURANALEM SECURITIES JSC, as Securities Agent

By:	/s/

Name:

Title:

TRANSMERIDIAN EXPLORATION, INC. as Issuer

By:	/s/ Earl W. McNiel

Name: Earl W. McNiel

Title: Duly Authorised Attorney

BRAMEX MANAGEMENT, INC as Issuer

By:	/s/ Earl W. McNiel

Name: Earl W. McNiel

Title: Duly Authorised Attorney